UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 12, 2021 (October 8, 2021)

PETRA ACQUISITION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39603	84-3898466
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

5 West 21st Street New York, NY 10010

(Address of Principal Executive Offices) (Zip Code)

(971) 622-5800

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock and one-half of one redeemable warrant	PAICU	The Nasdaq Stock Market LLC
Common stock, par value $0.001 per share	PAIC	The Nasdaq Stock Market LLC
Redeemable warrants, each exercisable for a share of common stock at an exercise price of $11.50 per share	PAICW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Subsequent to the approval by its stockholders of the Amendment (the “Charter Amendment”) to the Second Amended and Restated Certificate of Incorporation of Petra Acquisition Inc. (“Petra”) on October 8, 2021, Petra filed the Charter Amendment with the Delaware Secretary of State. On October 12, 2021, Petra filed with the Delaware Secretary of State a Certificate of Correction to the Charter Amendment, which established the effective date of the Charter Amendment as October 12, 2021. The Charter Amendment extends the date by which Petra has to consummate a business combination from October 13, 2021 to November 13, 2021, plus an option for Petra to further extend such date to December 13, 2021, plus an option for Petra to further extend such date to January 13, 2022.

Item 5.07. Submissions of Matters to a Vote of Security Holders.

Petra held a Special Meeting of Stockholders (the “Special Meeting”) on October 8, 2021 at 10:00 a.m. Eastern Time. The Special Meeting was held via teleconference. Summarized below are the results of the matters voted on at the Special Meeting.

Matters Voted On	For	Against	Abstain
Proposal 1 - A proposal to amend Petra’s second amended and restated certificate of incorporation, to extend the date by which Petra has to consummate a business combination from October 13, 2021 to November 13, 2021, plus an option for Petra to further extend such date to December 13, 2021, plus an option for Petra to further extend such date to January 13, 2022.	6,226,617	38	39

Proposal 2 – A proposal to direct the chairman of the special meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the foregoing proposal.	5,973,875	252,580	239

Proposal 1 was approved by the Petra’s stockholders. Proposal 2 was not presented at the Special Meeting

Item 7.01 Regulation FD Disclosure.

Petra’s stockholders elected to redeem an aggregate of 2,544,127 shares in connection with the Special Meeting. As of October 12, following such redemptions and the deposit of the initial Contribution described below, the amount of funds remaining in the trust account is approximately $48 million. Accordingly, following such redemptions, Petra had 6,553,562 shares of common stock issued and outstanding (1,819,538 of which are founder shares not subject to redemption) and the pro rata portion of the funds available is approximately $10.13 per public share.

As indicated in Petra’s proxy materials relating to the Special Meeting Pine Valley Investments, LLC (“Pine Valley”), an affiliate of Petra’s sponsor, has agreed that if the Extension Amendment is approved, it or its affiliates will contribute to Petra as a loan (each loan being referred to herein as a “Contribution”) approximately $0.034 for each share of common stock issued in Petra’s IPO (the “public shares”) that is not redeemed in connection with the stockholder vote to approve the extension of the deadline to complete an initial business combination to November 13, 2021. If Petra elects to further extend the deadline to complete an initial business combination beyond November 13, 2021, Pine Valley or its affiliates will make an additional Contribution of approximately $0.034 for each public share for an additional 30-day period. If Petra elects to further extend the deadline to complete a business combination beyond December 13, 2021, Pine Valley or its affiliates will make an additional Contribution of approximately $0.034 for each public share for an additional 31-day period.

Accordingly, on October 12, 2021, the first Contribution in the amount of $160,957 was deposited into the Company’s trust account. The Contribution(s) will bear interest at the rate of 2.0% per month on the outstanding loan amount and will be repayable by Petra upon consummation of an initial business combination. The loans will be forgiven if Petra is unable to consummate an initial business combination except to the extent of any funds held outside of the Trust Account.

The information in this Item 7.01 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

3.1	Amendment to the Second Amended and Restated Certificate of Incorporation of Petra Acquisition Inc., dated October 8, 2021
3.2	Certificate of Correction to the Amendment to the Second Amended and Restated Certificate of Incorporation of Petra Acquisition, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 12, 2021

PETRA ACQUISITION, INC.

By:	/s/ Andreas Typaldos
Name:	Andreas Typaldos
Title:	Chairman & Chief Executive Officer

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